May 14, 2014

Bebe Stores, Inc.
400 Valley Drive, Brisbane, CA
Attention: Liyuan Woo, Chief Financial Officer

Re: Termination of Line of Credit Facility Extended to Bebe Stores, Inc.

Dear Liyuan:

Reference is made to (i) that certain Credit Agreement, dated as of May 15, 2009 (as amended, amended and restated, modified and/or supplemented prior to the date hereof, the “Credit Agreement”), between BEBE
STORES, INC., a California corporation ("Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION
(“Bank”), (ii) the Revolving Line of Credit Note, dated February 5, 2014 (the “Line of Credit Note”), executed by
Borrower to the order of Bank, in the maximum principal amount of Ten Million Dollars ($10,000,000.00), (iii) the
Line of Credit (as defined in the Credit Agreement and evidenced by the Line of Credit Note, (iv) the “Letter of
Credit Subfeature” set forth in Section 1.1(b) of the Credit Agreement pursuant to which Bank agrees to, as a subfeature under the Line of Credit, issue Letters of Credit (as defined in the Credit Agreement) for the account of
Borrower (the “Letter of Credit Subfeature”), and (v) Irrevocable Letter of Credit No. NZS906682 dated July 30,
2010 (the “Existing Letter of Credit”), issued by Bank under the Letter of Credit Subfeature for the account of
Borrower in favor of Broadway Landmark Corporation. Capitalized terms used but not defined in this letter shall have the meanings ascribed to such terms in the Credit Agreement.

Cancellation of Commitment. You have advised Bank that you desire to terminate and cancel the Line of
Credit and the Letter of Credit Subfeature. In response to your request and subject to fulfillment to Bank's satisfaction of each of the conditions precedent set forth in this letter, Bank and Borrower hereby agree that:
(a) Bank’s commitment to extend credit to Borrower under the Credit Agreement and other Loan Documents shall be canceled and shall terminate; (b) the Line of Credit and the Letter of Credit Subfeature shall be canceled; (c) no further advances under the Line of Credit, issuances of Letters of Credit under the Letter of Credit Subfeature or other extensions of credit under the Credit Agreement, the Line of Credit Note or any other Loan Document shall be available to Borrower and Bank shall not be obligated to make any such extensions of credit; and (d) the Existing
Letter of Credit shall be deemed to have been issued pursuant to and shall be subject to and governed by the terms and conditions of the SBLC Agreement (as defined herein).

Conditions Precedent to Cancellation of Commitment. Bank’s agreement to cancel the Line of Credit and the Letter of Credit Subfeature, as set forth herein, is subject to the fulfillment to Bank’s satisfaction of all of the following conditions precedent by not later than 4:00 p.m. California time May 14, 2014:

(i) receipt by Bank of an executed counterpart of this letter executed by Borrower and each guarantor under the Credit Agreement;

(ii) receipt by Bank of a duly executed Security Agreement: Specific Rights to Payment from the
Borrower in the form attached hereto as Exhibit A (the “Security Agreement”);

(iii) receipt by Bank of a duly executed Standby Letter of Credit Agreement from the Borrower in the form attached hereto as Exhibit B;

(iv) confirmation by Bank that no advances are outstanding under the Line of Credit and that all indebtedness and liabilities of Borrower to Bank under the Credit Agreement and other Loan
Documents (other than the Existing Letter of Credit) have paid in full; and

(v) receipt by Bank, in form and substance satisfactory to it, of such other assurances, documents or consents related to the foregoing as Bank may require.

Waiver of Possible Default. You have advised Bank that you anticipate that upon finalization of your financial statements for the period ending April 5, 2014, you will be violation of the financial condition covenant set forth in Section 4.9(a) of the Credit Agreement as of such date (the “Specified Default”), and have requested that Bank waive the Specified Default and any Events of Default under the Credit Agreement that result solely therefrom. Pursuant to your request and subject to the terms and conditions of this letter, Bank hereby waives the

Specified Default and any Events of Default under the Credit Agreement that result solely therefrom. The limited waiver set forth in the preceding sentence shall be limited precisely as written and shall not be deemed to be (i) an amendment, consent or waiver of any other terms or conditions of the Credit Agreement or any other document related to the Credit Agreement or (ii) a consent to any future amendment, consent or waiver.

Miscellaneous. Borrower hereby certifies that, except for the Specified Default, as of the date of
Borrower’s acknowledgment set forth below there exists no default or defined event of default under the Credit
Agreement or any promissory note or other contract, instrument or document executed in connection therewith, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute such a default or defined event of default This letter shall be governed by and construed in accordance with the laws of the
State of California. Bank, Borrower and each of the undersigned guarantors agree that the arbitration provision set forth in Section 7.11 of the Credit Agreement shall be incorporated herein as if set forth herein. This letter may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same letter. Borrower and the undersigned guarantors agrees that this letter shall not terminate or cancel any obligations of Borrower or such guarantors under the Credit Agreement, the Line of Credit Note or any of the other Loan Documents.

Your acknowledgment of this Amendment shall constitute acceptance of the foregoing terms and conditions.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION
By: ___________________________________________
Name: ______________________________________
Title: _______________________________________

Accepted and agreed to as of the date first written above.

BEBE STORES, INC.
By: ___________________________________________
Name: ______________________________________
Title: _______________________________________

BEBE STUDIO, INC.
By: ___________________________________________
Name: ______________________________________
Title: _______________________________________

BEBE MANAGEMENT, INC.
By: ___________________________________________
Name: ______________________________________
Title: _______________________________________

EXHIBIT A
SECURITY AGREEMENT: SPECIFIC RIGHTS TO PAYMENT

[see attached]

EXHIBIT B
STANDBY LETTER OF CREDIT AGREEMENT

[see attached]